Exhibit 10.11

PUGNACIOUS ENDEAVORS, INC.

2015 STOCK OPTION PLAN

1. Purposes of the Plan. The purposes of this Pugnacious Endeavors, Inc. 2015 Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company’s business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan. This Plan amends and restates in its entirety the Pugnacious Endeavors, Inc. 2005 Stock Option Plan. Accordingly, as of the effective date of this Plan, any Shares then available for issuance under such prior plan shall be included in the Shares available for issuance pursuant to this Plan as provided in Section 3 hereof. Notwithstanding the foregoing, awards granted under the Pugnacious Endeavors, Inc. 2005 Stock Option Plan before the effective date of this restatement shall continue to be governed by the terms of the Pugnacious Endeavors, Inc. 2005 Stock Option Plan and related Stock Option Agreements issued thereunder.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of its Committees as shall be administering the Plan in accordance with Section 4 hereof.

(b) “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or other jurisdiction where Options or Stock Purchase Rights are granted under the Plan.

(c) “Board” means the Board of Directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 hereof.

(f) “Common Stock” means the Class A Common Stock of the Company.

(g) “Company” means Pugnacious Endeavors, Inc., a Delaware corporation.

(h) “Consultant” means any person who is engaged by the Company or any Subsidiary to render consulting or advisory services to such entity.

(i) “Director” means a member of the Board of Directors of the Company.

(j) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(k) “Employee” means any person, including Officers and Directors, employed by the Company or any Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Fair Market Value” means, as of any date, the value of Common Stock determined in accordance with the requirements of Sections 422 and 409A of the Code as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator by any fair and reasonable means in accordance with Applicable Laws.

(n) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of, and conforms to the applicable provisions of, Section 422 of the Code.

(o) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.

(p) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(q) “Option” means a stock option granted pursuant to the Plan.

(r) “Option Agreement” means a written or electronic agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(s) “Optioned Stock” means the Common Stock subject to an Option or a Stock Purchase Right.

(t) “Optionee” means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

(u) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(v) “Plan” means this Pugnacious Endeavors, Inc. 2015 Stock Option Plan.

(w) “Restricted Stock” means shares of Common Stock acquired pursuant to a grant of a Stock Purchase Right under Section 11 below.

(x) “Service Provider” means an Employee, Director or Consultant.

(y) “Share” means a share of the Common Stock, as adjusted in accordance with Section 12 below.

(z) “Stock Purchase Right” means an award of Restricted Stock or right to purchase Common Stock pursuant to Section 11 below.

(aa) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be subject to option and sold under the Plan is 4,275,000 Shares (inclusive of the 3,775,000 Shares previously available for issuance but unissued under the Pugnacious Endeavors, Inc. 2005 Stock Option Plan). The Shares may be authorized but unissued, or reacquired Common Stock.

If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan, upon exercise of either an Option or Stock Purchase Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

4. Administration of the Plan.

(a) Administrator. The Plan shall be administered by the Board or by any individual or a Committee appointed by the Board, which Committee shall be constituted to comply with Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Options and Stock Purchase Rights may from time to time be granted hereunder;

(iii) to determine the number of Shares to be covered by each such award granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions, of any Option or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the Common Stock relating thereto, based in each case, on such factors as the Administrator, in its sole discretion, shall determine;

(vi) to determine whether and under what circumstances an Option may be settled in cash under subsection 9(e) instead of Common Stock;

(vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(viii) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Optionees to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable; and

(ix) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan.

(c) Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees.

(d) Liability of Administrator. No member of the Board or any person or Committee acting as Administrator shall be liable for anything whatsoever in connection with the administration of the Plan, except such member’s own willful misconduct. Under no circumstances shall any member of the Board or Administrator be liable for any act or omission of any other member of the Board or Administrator. In the performance of its functions with respect to the Plan, the Board and Administrator shall be entitled to rely upon information and advice furnished by the Company’s Officers, accountants, legal counsel and any other qualified consultant the Administrator determines is necessary to consult for proper administration of the Plan, and no member of the Board or Administrator shall be liable for any action taken or not taken in reliance upon any such advice.

5. Eligibility.

(a) Nonstatutory Stock Options and Stock Purchase Rights may be granted to all Service Providers. Incentive Stock Options may be granted only to Employees.

(b) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company, Parent or any Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(c) Neither the Plan nor any Option or Stock Purchase Right shall confer upon any Optionee any right with respect to continuing the Optionee’s relationship as a Service Provider with the Company, nor shall it interfere in any way with his or her right or the Company’s right to terminate such relationship at any time, with or without cause.

6. Term of Plan. The Plan shall become effective upon the effective date of its adoption by the Board. It shall continue in effect for a term of ten (10) years from the effective date of this restatement, unless sooner terminated under Section 14 of the Plan.

7. Term of Option. The term of each Option shall be stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company, any Parent or any Subsidiary, the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

8. Option Exercise Price and Consideration.

(a) The per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

(i) In the case of an Incentive Stock Option

(A) granted to an Employee who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company, any Parent or any Subsidiary, the exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(B) granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Nonstatutory Stock Option granted to a Service Provider, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction, or otherwise in compliance with requirements of Section 409A of the Code and all other Applicable Laws.

(b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration may consist of (1) cash, (2) check, (3) promissory note, (4) other Shares which (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (5) consideration received by the Company under a cashless exercise or net exercise program implemented by the Company in connection with the Plan, or (6) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

9. Exercise of Option.

(a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder to Officers and Directors shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider other than as a result of Disability or death, such Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement (of at least five (5) days), to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement and except as set forth in Section 9(c) and (d) below, the Option shall remain exercisable for five (5) days following the Optionee’s termination. If, on the date of such termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after such termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan. In the event termination shall constitute a payment event with respect to any Option subject to Section 409A of the Code, termination shall only be deemed to occur upon a “separation from service” as such term is defined under Section 409A of the Code and applicable authorities.

(c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement (of at least six (6) months) to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, in such a case, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination as a result of the Optionee’s Disability. If, on the date of such termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after such termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (of at least six (6) months) to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement) by the Optionee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance. In the absence of a specified time in the Option Agreement, in such a case, the Option shall remain exercisable for twelve (12) months following the Optionee’s death. If, at the time of death, the Optionee is not vested as to the entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made in accordance with all Applicable Laws.

10. Non-Transferability of Options and Stock Purchase Rights. Options and Stock Purchase Rights may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

11. Stock Purchase Rights.

(a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer. The offer shall be accepted by execution of a Restricted Stock purchase agreement in the form determined by the Administrator.

(b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock purchase agreement shall grant the Company a repurchase option on unvested Shares exercisable upon the voluntary or involuntary termination of the purchaser’s service with the Company for any reason (including death or Disability). The purchase price for unvested Shares repurchased pursuant to the Restricted Stock purchase agreement shall be the original purchase price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such vesting rate as the Administrator shall specify in the Restricted Stock purchase agreement.

(c) Other Provisions. The Restricted Stock purchase agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(d) Rights as a Stockholder. Once a Stock Purchase Right is exercised and Restricted Stock is purchased or granted, the purchaser shall have rights equivalent to those of a stockholder and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for a dividend or other rights for which the record date is prior to the date the Restricted Stock is issued, except as provided in Section 12 of the Plan. The purchaser shall be entitled to make an election under Section 83(b) of the Code to include the Fair Market Value of Restricted Stock in income at the time of issuance by providing required notices to the Company and applicable tax authorities, which shall be the sole responsibility of the purchaser.

12. Adjustments Upon Changes in Capitalization, Merger or Asset Sale.

(a) Corporate Transaction or Capitalization Event. In the event that the Administrator determines that any extraordinary dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Administrator’s sole discretion, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any award, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of:

(i) the number and kind of shares of Common Stock (or other securities or property) with respect to which awards may be granted (including, but not limited to, adjustments of the limitations in Section 3 on the maximum number and kind of Shares which may be issued under the Plan);

(ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding awards; and

(iii) the exercise price with respect to any award.

(b) Administrative Discretion. In the event of any transaction or event described in Section 12(a) hereof, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Service Provider’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any award granted or issued under the Plan or to facilitate such transaction or event:

(i) To provide for either the purchase of any such award for an amount of cash equal to the amount that could have been obtained upon the exercise of the holder’s rights had such award been currently exercisable or fully vested, or the replacement of such award with other rights or property selected by the Administrator in its sole discretion;

(ii) To provide that such award shall be exercisable or vested as to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such award;

(iii) To provide that such award be assumed by the successor or survivor corporation, or a Parent or Subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a Parent or Subsidiary thereof, with appropriate adjustments as to the number and kind of Shares and prices;

(iv) To make adjustments in the number and type of Shares of Common Stock (or other securities or property) subject to outstanding awards and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding awards or awards which may be granted in the future; or

(v) To provide that immediately upon the consummation of such event, such award shall terminate; provided, that for a specified period of time prior to such event, vested Options having an exercise price which is below the transaction value of Option Shares shall be exercisable as to vested Shares covered thereby.

(c) Assumption. Notwithstanding the terms of Section 12(b) above, if the Company undergoes an acquisition in which the Company is not the surviving entity, then any surviving corporation or entity or acquiring corporation or entity, or affiliate of such corporation or entity, may assume any award outstanding under the Plan for the acquiring entity’s stock awards (including an award to acquire the same consideration paid to the shareholders in the transaction) or may substitute similar stock awards (including an award to acquire the same consideration paid to the shareholders in the transaction) for those outstanding under the Plan. In the event any surviving corporation or entity or acquiring corporation or entity in such acquisition, or affiliate of such corporation or entity, does not assume an award or does not substitute similar stock awards for those outstanding under the Plan, then (i) awards which are fully vested shall be exercisable at least ten (10) days prior to the closing of the acquisition transaction, and (ii) all unassumed awards outstanding under the Plan shall be terminated if not exercised prior to the closing of such transaction.

(d) No Restriction of Rights. The existence of the Plan or any award or Option Agreement hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks, whose rights are superior to or affect the Common Stock or the rights thereof, or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise

13. Time of Granting Options and Stock Purchase Rights. The date of grant of an Option or Stock Purchase Right shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other date as is determined by the Administrator under Applicable Laws. Notice of the determination shall be given to each Service Provider to whom an Option or Stock Purchase Right is so granted within a reasonable time after the date of such grant.

14.  Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Board shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

15. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Option, the Administrator may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

16. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

17. Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

18. Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.

19. Section 409A. Notwithstanding any other provision of the Plan, the Administrator shall have no authority to issue an Option or Stock Purchase Right under the Plan with terms and/or conditions which would cause such Option or Stock Purchase Right to constitute non-qualified “deferred compensation” under Section 409A of the Code unless such award shall be structured to be exempt from or comply with all requirements of Section 409A of the Code and any award failing such requirements shall be null and void. The Plan and all award agreements issued hereunder are intended to comply with the requirements of Section 409A of the Code (or to be exempt therefrom) and shall be so interpreted and construed and no amount shall be paid or distributed from the Plan unless and until such payment or distribution complies with all requirements of Section 409A of the Code. It is the intent of the Company that the provisions of this Plan and all award agreements be interpreted to comply in all respects with Section 409A of the Code, however, the Company shall have no liability to the Optionee, or any purchaser, successor or beneficiary, in the event taxes, penalties or excise taxes may ultimately be determined to be applicable to any payment or benefit received by the Optionee or any purchaser, successor or beneficiary.

20. Securities Regulation. This Plan is intended to satisfy all requirements of Rule 701 under the Securities Act of 1933 applicable to the Company and this Plan, and all such requirements are hereby incorporated into this Plan to effect such intent. Any provision of this Plan which is inconsistent with any such requirements under Rule 701 applicable to the Company and this Plan shall, without further act or amendment by the Company or the Board, be reformed to comply with such requirements of Rule 701.

21. Governing Law. The validity and enforceability of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law.